EXHIBIT 99.1

NMI Holdings, Inc. Reports Fourth Quarter and Full Year 2013 Financial Results

EMERYVILLE, CA - March 10, 2014 - NMI Holdings, Inc., (NASDAQ: NMIH) (the “Company”), the parent company of National Mortgage Insurance Corporation (National MI), today reported its results for the three months and the full year ended December 31, 2013. The Company reported a net loss for the quarter ended December 31, 2013 of $13.1 million, or $0.23 per share, and a net loss of $55.2 million, or $0.99 per share, for the year ended December 31, 2013.
“Through the hard work of a very talented group of employees, we realized significant and foundational accomplishments in 2013 and continue towards the vision we laid out in 2011,” said Bradley Shuster, president and CEO of NMI Holdings, Inc. "We completed an initial public offering and registered shares sold to investors in our initial private placement (making good on our commitment to our stockholders), gained approvals from both GSEs, developed an industry-leading insurance management platform, integrated systems with customers and servicers, and obtained licenses in 50 of 51 jurisdictions,” he said.
In the fourth quarter of 2013, the Company had primary new insurance written of $157.6 million compared to $3.6 million of primary new insurance written for the quarter ended September 30, 2013. Primary new insurance written totaled $162.2 million for the year ended December 31, 2013. Pool new insurance written for 2013 was $5.2 billion and is related to the Fannie Mae transaction previously disclosed in the Company's 2013 filings with the Securities and Exchange Commission.
For the year ended December 31, 2013, the Company had primary risk-in-force of $36.5 million compared to primary risk-in-force of $1.2 million at September 30, 2013. Pool risk-in-force for the year ended December 31, 2013 was $93.1 million.
For the fourth quarter of 2013, the Company had total revenues of $2.2 million, primarily comprised of $1.6 million in premiums earned and $1.5 million of investment income offset by $0.9 million of loss from the change in the fair value of the warrant liability. For the year ended December 31, 2013, the Company had total revenues of $5.6 million, primarily comprised of $4.8 million of investment income and $2.1 million in premiums earned offset by $1.5 million of loss from the change in the fair value of the warrant liability.
Total expenses for the quarter were $15.3 million. For the year ended December 31, 2013, the Company had total expenses of $60.7 million.
At December 31, 2013, the Company had approximately $465.0 million of cash and investments and book equity of $463.2 million or $7.98 in book value per share. This book value excludes any benefit attributable to the Company’s net deferred tax asset.
As of December 31, 2013, the Company's net deferred tax asset, before valuation allowance was $35.6 million, compared to $26.6 million at September 30, 2013.
During November 2013, the Company completed an initial public offering of 2.4 million shares of its common stock and its common stock began trading on the NASDAQ on November 8, 2013, under the symbol “NMIH.” Net proceeds to the Company from the offering were approximately $28 million.
“National MI is quickly establishing itself as the mortgage insurance company that provides one of the most definitive terms of coverage in the industry bolstered by capital strength and no legacy risk.  The customer response to our master policy and unprecedented claims payment certainty has been extremely positive. We continue to expand our customer footprint each quarter, and as of the end of February 2014, we had approximately 400 master policies signed with lenders, including 12 of the top 25 sellers of GSE loans with private MI, as defined by Inside Mortgage Finance. In addition, we had approximately 60 lenders sending the Company mortgage insurance applications and 34 customers generating NIW. The improved housing outlook in 2014 bodes well for the private mortgage insurance industry, and I am confident we will continue to make significant progress in 2014,” Shuster said.

EXHIBIT 99.1

Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call today, March 10, 2014 at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to allow analysts and stockholders the opportunity to hear management discuss the Company's quarterly and year end results. The conference call will be broadcast live on the Company’s website, in the "Investor Relations" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (678) 894-3054 for international callers using conference ID: 51892317, or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

EXHIBIT 99.1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. These risks and uncertainties include, but are not limited to, those set forth under the heading “Risk Factors” in our most recent Registration Statement on Form S-1, and described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission, including in our quarterly report on Form 10-Q filed on December 17, 2013. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. Consequently, our actual results could differ materially from those anticipated in such forward-looking statements contained in this press release. Any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Media Contact:
Mary McGarity
Strategic Vantage Marketing & Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)
	(In Thousands, except per share data)
Revenues
Premiums written
Direct	$3,058	$—	$3,541	$—
Net premiums written	3,058	—	3,541	—
Increase in unearned premium	(1,446)	—	(1,446)	—
Net premiums earned	1,612	—	2,095	—
Net investment income	1,472	5	4,808	6
Net realized investment gains	14	—	186	—
(Loss) Gain from change in fair value of warrant liability	(918)	278	(1,529)	278
Total Revenues	2,180	283	5,560	284
Expenses
Insurance claims and claims expenses, net	—	—	—	—
Amortization of deferred policy acquisition costs	1	—	1	—
Other underwriting and operating expenses	15,263	13,079	60,743	27,775
Total Expenses	15,264	13,079	60,744	27,775
Net Loss	$(13,084)	$(12,796)	$(55,184)	$(27,491)

Loss per share
Basic and diluted loss per share	$(0.23)	$(0.23)	$(0.99)	$(0.73)
Weighted average common shares outstanding	57,238,730	55,500,100	56,005,326	37,909,936

CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31, 2013	December 31, 2012
	(In Thousands)
Total investment portfolio	$409,088	$4,864
Cash and cash equivalents	55,929	485,855
Restricted cash	—	40,338
Software and equipment, net	8,876	7,550
Other assets	7,326	4,161
Total Assets	$481,219	$542,768
Reserve for losses and loss adjustment expenses	$—	$—
Accounts payable and accrued expenses	10,052	8,707
Purchase fees and purchase consideration payable	—	40,338
Warrant liability	6,371	4,842
Other liabilities	1,579	133
Total Liabilities	18,002	54,020
Total Shareholders' Equity (Deficit)	463,217	488,748
Total Liabilities and Shareholders' Equity	$481,219	$542,768

EXHIBIT 99.1

New Insurance Written, Insurance in Force, and Risk in Force

As of December 31, 2013	NIW		IIF		RIF
Total Portfolio by FICO Score	(Dollars in Thousands)
Primary
>= 740	$113,907	70.2%	$113,741	70.3%	$25,783	70.6%
680 - 739	47,102	29.0	46,827	29.0	10,459	28.6
620 - 679	1,163	0.8	1,163	0.7	274	0.8
<= 619	—	—	—	—	—	—
Total Primary	162,172	100.0	161,731	100.0	36,516	100.0

Pool
>= 740	4,186,844	81.0	4,127,451	81.0	75,195	80.8
680 - 739	832,755	16.1	821,852	16.1	15,146	16.2
620 - 679	152,065	2.9	149,214	2.9	2,749	3.0
<= 619	—	—	—	—	—	—
Total Pool	5,171,664	100.0	5,098,517	100.0	93,090	100.0

Total
>= 740	4,300,751	80.6	4,241,192	80.6	100,978	77.9
680 - 739	879,857	16.5	868,679	16.5	25,605	19.8
620 - 679	153,228	2.9	150,377	2.9	3,023	2.3
<= 619	—	—	—	—	—	—
Total Portfolio	$5,333,836	100.0%	$5,260,248	100.0%	$129,606	100.0%

RIF on defaulted loans					$—

	Primary	Pool
Percentage of RIF by Loan Type
Fixed	91.3%	100.0%
Adjustable rate mortgages:
Less than five years	—	—
Five years and longer	8.7	—
Total Primary	100.0%	100.0%

	Primary			Pool
	RIF	% of Total LTV	Policy Count	RIF	% of Total LTV	Policy Count
Total RIF by LTV	(Dollars in Thousands)
95.01% and above	$324	0.9%	4	$—	—%	—
90.01% to 95.00%	16,777	45.9	255	—	—	—
85.01% to 90.00%	15,031	41.2	241	—	—	—
80.01% to 85.00%	4,384	12.0	153	—	—	—
80.00% and below	—	—	—	93,090	100.0	21,921
Total RIF	$36,516	100.0%	653	$93,090	100.0%	21,921

EXHIBIT 99.1

	Loan Size	Coverage
Average Primary Loan Size and Coverage by FICO	(Dollars in Thousands)
>= 740	$253	23.0%
680 - 739	237	23.4%
620 - 679	194	22.3%
<= 619	—	—%

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Primary	(Dollars in Thousands)
New insurance written	$157,568	$3,560	$1,045	$—
Insurance in force (end of period)	$161,731	$4,604	$1,045	$—
Policies in force	653	22	6	—
Weighted-average coverage (1)	22.6%	26.0%	24.6%	—%
Loans in default (count)	—	—	—	—

(1) End of period risk in force divided by insurance in force.